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                   [Letterhead of RenaissanceRe Holdings Ltd.]

                                November 11, 1999

The St. Paul Companies, Inc.
385 Washington Street
St. Paul, MN 55102-1396
Attn: Mr. Thomas Bradley

Gentlemen:

     The St. Paul Companies, Inc. ("St. Paul") hereby agrees to sell to RenaissanceRe Holdings Ltd. (the "Company") and the Company hereby agrees to repurchase from St. Paul, 700,000 of the Company's full voting Common Shares, par value $1.00 per share (the "Common Shares"), for an aggregate purchase price of $26,600,000.00. The closing of such purchase and sale shall occur on November 17, 1999.

     St. Paul represents and warrants to the Company that it has valid and marketable title to the Common Shares to be sold by it hereunder, free and clear of any liens or other impairments, and that the transactions contemplated hereby have been carried on by St. Paul without the intervention of any broker, finder or other person acting on its behalf in such manner as to give rise to any valid claim by any person against the Company for a finder's fee, brokerage commission or other similar payment.

     For so long as St. Paul and its affiliates own at least 8% of the voting rights of the Company, the Company agrees to notify St. Paul of any proposed share repurchase authorizations, and to provide to St. Paul the estimated change that such authorizations will have on the voting rights of St. Paul.

     If you are in accordance with the terms set forth herein, please acknowledge and agree by signing in the space provided below.

                                      Very truly yours,

                                      RENAISSANCERE HOLDINGS LTD.

                                      By: /s/ James N. Stanard
                                          ---------------------------------
                                          Name:  James N. Stanard
                                          Title: Chairman, President and Chief
                                                 Executive Officer


Acknowledged and Agreed to by:

THE ST. PAUL COMPANIES, INC.


By: /s/ Thomas A. Bradley
    ---------------------------
Name:  Thomas A. Bradley
Title: Senior Vice President - Finance